Exhibit 10.31
FIRST AMENDMENT
TO
ASSET PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of October 1, 2003, by and among LaurelPharm, LLC, a Florida limited liability company (“Buyer”), CoastalMed, Inc., a Florida corporation (“CMI”), CoastalMed of Panama City, Inc., a Florida corporation (“CPC”) and Randall A. McElheney (collectively, the “Parties”). Tandem Health Care, Inc., a Pennsylvania corporation (“THC”) hereby joins in the execution of this Amendment for the limited purposes set forth herein.
W I T N E S S E T H
     WHEREAS, the Parties entered into that certain Asset Purchase Agreement (the “Agreement”) dated August 22, 2003; and
     WHEREAS, due to certain restrictions placed on LaurelPharm by its financing arrangements, LaurelPharm is unable to directly make principal payments under the Note; and
     WHEREAS, THC, as the parent of LaurelPharm, has agreed to execute the Note as the borrower so the transaction under the Agreement will not be delayed, subject to certain terms and conditions; and
     WHEREAS, CMI and CPC have agreed to the foregoing; and
     WHEREAS, the Parties desire to amend the Agreement, subject to certain terms and conditions contained herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the Parties and THC hereby approve and adopt this Amendment and mutually covenant and agree with each other as follows:
1. Capitalized Terms. Unless otherwise indicated herein, all capitalized terms used in this Amendment shall have the same meaning ascribed to those terms in the Agreement.
2. Amendment to Whereas Clauses. The first and second Whereas clauses of the Agreement are hereby amended to read as follows:
     “WHEREAS, CPC is licensed by the State of Florida Department of Health (“DOH”) as a special closed system pharmacy and is the owner of certain assets used in its business, which has a single location at 440 North Cove Boulevard, Panama City, Florida 32401 (the “Panama City Leased Premises”); and”
     “WHEREAS, CMI is licensed by DOH as a special closed system/special parenteral and enteral pharmacy and is the owner of certain assets used in its business, which has a single business location at 933 10th Street East, Palmetto, Florida 34221 (the “Palmetto Leased Premises”); and”

3. Amendment to Section l(c). Section l(c) of the Agreement is hereby amended to include Richard H. Ackerman, Trustee as landlord of the Palmetto Leased Premises.
4. Amendment to Section 2(a)(ii). Section 2(a)(ii) of the Agreement is hereby deleted in its entirety and the following is substituted in its stead: “FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,500,000.00) (the “Deferred Purchase Price”) shall be paid in accordance with the term of that certain promissory note from THC to Sellers, substantially in the form attached hereto as Exhibit 1 (the “Note”). The Note shall be for a five-year term, bear interest at the rate of six percent (6%) per annum with a 10-year amortization, and provide for a one percent (1%) penalty for any payment postmarked more than ten (10) days after its due date and provide for an event of default if any payment is postmarked more than thirty one (31) days after its due date. Documentary stamp taxes due on the Note, if any, shall be paid by Buyer or THC. Notwithstanding anything contained herein or in the Note, THC shall have the option to require Buyer to repay all interest payments made by THC under the Note. In the event that the Purchase Price is adjusted pursuant to Section 2(d) hereof, the Note shall be modified to reflect the adjusted Purchase Price and a new amortization and payment schedule shall be appended to the Note.
5. Amendment to Section 5(d). The second sentence of Section 5(d) of the Agreement is deleted in its entirety and the following is substituted in its stead: “The existence of any claim or cause of action of either Seller or the CMI Shareholders against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such restrictive covenants except in the event Sellers have pursued legal action against THC on the payment obligations of the Note and obtained a judgment against THC in such action.
6. Amendment to Section 10(c). Subsections 10(c)(iii) and (iv) of the Agreement are hereby deleted in their entirety.
7. Amendment to Section 10(d)(ii). Section 10(d)(ii) of the Agreement is deleted in its entirety and the following is substituted in its stead: “Reserved.”
8. Amendment to Section 10(d)(iv). Section 10(d)(iv) of the Agreement is hereby deleted in its entirety and the following is substituted in its stead: “A certificate of the Secretary of State of Florida certifying that Buyer is a limited liability company with an active status under the laws of the State of Florida, together with a certified copy of Buyer’s articles of organization, all dated within ten (10) days prior to the Closing Date.”
9. Amendment to Section 13(n). Section 13(n) of the Agreement is amended by adding the words, “or THC” after the words “other than by the Parties hereto.”
10. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which when taken together, shall constitute a single instrument.
11. Terms. All other terms and conditions set forth in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each Party hereto has executed or caused this Agreement to be executed on its behalf, all as of the day and year first above written.

COASTALMED, INC.		COASTALMED OF PANAMA CITY, INC.

By:	/s/ Randall McElheney	By:	/s/ Randall McElheney

	Randall McElheney, President		Randall McElheney, President

LAURELPHARM, LLC

		By:		Tandem Health Care, Inc., its Sole Member

			By:	/s/ Joseph D. Conte
/s/ Randall A. McElheney				Its: President and COO
RANDALL A. MCELHENEY
JOINDER BY THC FOR THE EXPRESS PURPOSES STATED HEREIN:
TANDEM HEALTH CARE, INC.

By:	/s/ Joseph D. Conte

Its: President and COO

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